EXHIBIT 99.1

RSM Richter's Financial Restructuring Practice in Toronto Joins Duff & Phelps' Canadian Business

NEW YORK, December 12, 2011—Duff & Phelps Corporation (NYSE: DUF), a leading independent financial advisory and investment banking services firm, today announced that RSM Richter's Financial Restructuring Practice in Toronto has joined Duff & Phelps' existing team in Canada. RSM Richter's Financial Restructuring Practice in Toronto consists of 17 professionals focused on restructuring and insolvency. The transaction, terms of which were not disclosed, expands Duff & Phelps' presence in Canada and enhances the firm's Global Restructuring Advisory practice.

The new team from RSM Richter will integrate with and complement Duff & Phelps' existing Canadian group, which joined from Toronto-based financial advisory firm Cole & Partners in 2010 and provides dispute consulting, valuation and corporate finance advisory services. In addition, RSM Richter's Financial Restructuring Practice in Toronto deepens the reach of Duff & Phelps' Global Restructuring Advisory practice, which is well-established in the US, continental Europe and the UK, where the firm recently added 150 employees focused on corporate restructuring and turnaround services.

“The addition of these talented and highly respected colleagues from RSM Richter—combined with the existing team that we successfully established in Toronto a year-and-a-half ago—creates a critical mass for Duff & Phelps in Canada that will enable us to pursue more opportunities in that region and around the world," said Noah Gottdiener, chief executive officer at Duff & Phelps. "Gaining the technical prowess and professional reputation that comes with RSM Richter's Financial Restructuring Practice in Toronto is an important step in building out our Global Restructuring Advisory expertise, as an increasing number of organizations seek trusted advisors who truly understand the stakes in distressed matters—especially when facing complex, cross-border situations."

For over 25 years, RSM Richter's Financial Restructuring team has built a reputation as one of Canada's leading turnaround firms, offering services to distressed businesses and their stakeholders, including senior lenders and other constituents in all industries across Canada. In addition to playing roles in several of Canada's largest restructuring matters, the team has been deeply involved in US restructurings on behalf of US stakeholders. RSM Richter's services include assessing the viability of distressed businesses, assisting clients with the identification and divestiture of underperforming operations, leading sales processes and assisting with recapitalizations. In Canada, Richter performs these mandates in both informal turnarounds and when acting under the jurisdiction of the court, including as monitor and information officer under the Companies' Creditors Arrangement Act; as proposal trustee, trustee in bankruptcy, receiver, receiver and manager and interim receiver under the Bankruptcy and Insolvency Act; and under other relevant legislation.

All of the leaders of RSM Richter's Financial Restructuring Practice in Toronto—including managing directors Bobby Kofman, David Sieradzki, Peter Farkas and Robert Harlang—are joining Duff & Phelps as part of the transaction. This transaction follows Ernst & Young's recent acquisition of RSM Richter's audit, tax and transaction advisory practices in Toronto, as well as the Calgary restructuring practice.

“All of us look forward to leveraging our experience, knowledge of the restructuring landscape and network of key contacts as we help grow the Duff & Phelps business in Canada and beyond,” said Kofman. “By having access to Duff & Phelps' full suite of services, depth of experience and broad geographic footprint, we can further develop our relationships with Canadian banks, law firms and other financial institutions while also forging exciting new partnerships throughout the world.”

About Duff & Phelps
As a leading global provider of financial advisory and investment banking services, Duff & Phelps balances analytical skills, deep market insight and independence to help clients make sound decisions. The firm provides expertise in the areas of valuation, transactions, financial restructuring, alternative assets, disputes and taxation, with more than 1,000 employees serving clients from offices in North America, Europe and Asia. Investment banking services in the United States are provided by Duff & Phelps Securities, LLC. Member FINRA/SIPC. M&A Advisory services in the United Kingdom and Germany are provided by Duff & Phelps Securities Ltd. Duff & Phelps Securities Ltd. is authorized and regulated by the Financial Services Authority. Investment banking services in France are provided by Duff & Phelps SAS. For more information, visit www.duffandphelps.com. (NYSE: DUF)

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